Exhibit 99.2

REDWIRE CORPORATION
UNAUDITED PRO FORMA FINANCIAL INFORMATION

Capitalized terms used but not defined in this Exhibit 99.2 shall have the meanings ascribed to them in Redwire Corporation’s (“Redwire” or the “Company”) Current Reports on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on November 2, 2022 and June 7, 2023.

Introduction
On October 31, 2022, the Company acquired 100% of the equity interests in QinetiQ Space NV (“Space NV”), a Belgium-based commercial space business providing design and integration of critical space infrastructure and other instruments for end-to-end space missions, including advanced payloads, small satellite technology, berthing and docking equipment and space instruments. The Acquisition was completed pursuant to the terms of the Purchase Agreement for total purchase consideration of approximately $36.43 million (€36.53 million), net of approximately $3.70 million (€3.69 million) cash acquired. Total purchase consideration is comprised of $36.93 million (€36.83 million) paid in cash less a $0.50 million (€0.50 million) note receivable from the seller. The Company had previously disclosed a purchase consideration of approximately €32.0 million, which was subject to certain post-closing adjustments related to acquired cash, assumed debt and working capital adjustments. Certain of these adjustments have been completed.

Prior to the Acquisition, on October 28, 2022, the Company entered into (i) an investment agreement (the “AEI Investment Agreement”) with AE Industrial Partners Fund II, LP (“AEI Fund II”) and AE Industrial Partners Structured Solutions I, LP (“AEI Structured Solutions,” and together with AEI Fund II, “AEI”) and (ii) an investment agreement (the “Bain Investment Agreement,” and together with the AEI Investment Agreement, the “Investment Agreements”) with BCC Redwire Aggregator, LP (“Bain Capital”). Pursuant to the Investment Agreements, the Company sold an aggregate of 80,000 shares (the “Purchased Shares”) of newly issued Series A convertible preferred stock of the Company, par value $0.0001 (the “Preferred Shares” or “Convertible Preferred Stock”) to AEI and Bain Capital for an aggregate purchase price of $80.0 million. The Company used a portion of proceeds from the Purchased Shares to finance the Acquisition (the “Financing”). In addition, on November 7 and 8, 2022, the Company entered into additional investment agreements (“Additional Investment Agreements”) with various investors (collectively, the “Additional Investors,” and together with AEI and Bain Capital, the “Investors”) pursuant to which the Company issued and sold a total of 1,250 additional shares of the Convertible Preferred Stock to the Additional Investors for an aggregate purchase price of $1.25 million.

The unaudited pro forma combined condensed financial information contained herein presents the combined financial information of the Company and Space NV, prepared in accordance with Article 8 of Regulation S-X for the year ended December 31, 2022. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2022, gives effect to the Acquisition and the Financing as if they had been consummated on January 1, 2022. The unaudited pro forma combined condensed financial information presented here does not include balance sheet information because the Company’s audited financial statements for year ended December 31, 2022 included a combined balance sheet as of December 31, 2022. The unaudited pro forma combined condensed financial information presented herein has been derived from:

•the Company’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2022, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 31, 2023;
•Space NV’s unaudited accounts as of and for the trailing ten month period ended October 31, 2022, as provided by Space NV, which are not required to be included in this Current Report on Form 8-K. Historical results of Space NV for the ten months ended October 31, 2022, were derived from the combination of the audited annual accounts for the year ended March 31, 2022, adjusted to remove activity for the period of April 1, 2021 through December 31, 2021, and the unaudited accounts for seven months ended October 31, 2022.

The historical financial statements of Redwire and Space NV have been adjusted in the accompanying unaudited pro forma combined condensed financial information to give effect to pro forma events which are necessary to account for the Acquisition and Financing, in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The unaudited pro forma adjustments are based upon currently available information and certain estimates and assumptions that management believes are reasonable. The Acquisition is accounted for as a business combination in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The unaudited pro forma combined condensed financial information gives effect to the Acquisition based on the preliminary analysis of the estimated fair market value of Space NV's assets acquired and liabilities as described in Note 3 of the accompanying notes to the unaudited pro forma combined condensed financial statements. The Company will finalize the accounting for the Acquisition as soon as practicable within the measurement period in accordance with ASC 805, but in no event later than one year from the Acquisition. As a result, the final purchase accounting assessment may vary materially from the unaudited pro forma combined condensed financial statements and accompanying notes contained herein, particularly in regard to identified intangible assets and tangible fixed assets as well as deferred tax assets and liabilities.

The unaudited pro forma combined condensed financial information has been presented for illustrative purposes only and does not purport to be indicative of combined results that would have been realized had the acquisition of Space NV occurred as of the dates indicated or that may be achieved in the future. The unaudited pro forma combined condensed financial information and the accompanying notes contained herein should be read together with the Company’s audited consolidated financial statements and the accompanying notes thereto as of and for the year ended December 31, 2022 and Management’s Discussion and Analysis included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
(Unaudited)
For the Year Ended December 31, 2022
(U.S. dollars in thousands, except share and per share amounts)

	Redwire Corporation (Historical)	QinetiQ Space NV Adjusted (Historical) (Note 2)	Transaction Accounting Adjustments (Note 3)		Pro Forma Combined
Revenues	$160,549	$47,340	$—		$207,889
Cost of sales	131,854	39,460	27	A	171,341
Gross margin	28,695	7,880	(27)		36,548
Operating expenses
Selling, general and administrative expenses	70,342	3,566	1,489	A	75,397
Transaction expenses	3,237	—	—		3,237
Impairment expense	96,623	—	—		96,623
Research and development	4,941	1,626	—		6,567
Total operating expenses	175,143	5,192	1,489		181,824
Operating income (loss)	(146,448)	2,688	(1,516)		(145,276)
Interest expense, net	8,219	—	—		8,219
Other (income) expense, net	(16,075)	(92)	41	A	(16,126)
Income (loss) before income taxes	(138,592)	2,780	(1,557)		(137,369)
Income tax expense (benefit)	(7,972)	546	(389)	B	(7,815)
Net income (loss)	(130,620)	2,234	(1,168)		(129,554)
Net income (loss) attributable to noncontrolling interests	(3)	23	—		20
Net income (loss) attributable to Redwire Corporation	$(130,617)	$2,211	$(1,168)		$(129,574)

Net income (loss) per share: (Note 4)
Basic	$(2.09)				$(2.25)
Diluted	$(2.09)				$(2.25)
Weighted average common shares outstanding:
Basic	63,324,416				63,324,416
Diluted	63,324,416				63,324,416

See accompanying notes to unaudited pro forma combined condensed financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
Note 1. Basis of Presentation
The unaudited pro forma combined condensed financial information and related notes are prepared in accordance with Article 8 of Regulation S-X.
Redwire’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. Dollars (“USD”) and Space NV’s historical financial statements were prepared in accordance with accounting principles generally accepted in Belgium (“Belgian GAAP”) and presented in Euros. As discussed in Note 2. Reclassification and U.S. GAAP Adjustments, certain reclassification and U.S. GAAP adjustments were made to align Space NV’s accounting policies and financial statement presentation with that of Redwire. In addition, Redwire and Space NV have historically reported their year-end financial position and results of operations on December 31st and March 31st, respectively. For purposes of the unaudited pro forma combined condensed statement of operations, Space NV's historical results for the trailing ten months ended October 31, 2022 have been recaptioned and combined with the Company's fiscal year ended, December 31, 2022 financial statements as explained below.
The unaudited pro forma combined condensed financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with Redwire as the accounting acquirer, and based on the historical consolidated financial statements of Redwire and Space NV’s. Under ASC 805, assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with a business combination are expensed as incurred. The excess of purchase consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.
The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2022 is presented as if the Acquisition and the Financing had occurred on January 1, 2022. Due to different fiscal year end dates, the unaudited pro forma combined condensed statement of operations for the year ended December 31, 2022 combines the historical results of the Company with the historical results of Space NV for the trailing ten months ended October 31, 2022. Historical results of Space NV for ten months ended October 31, 2022 were derived from the combination of the audited annual accounts for the year ended March 31, 2022, adjusted to remove activity for the period of April 1, 2021 through December 31, 2021, and the unaudited accounts for seven months ended October 31, 2022. For purposes of preparing the unaudited pro forma combined condensed financial information, the Company has determined that adjustments to historical financial information for acquired entities with a fiscal year end date within one fiscal quarter of the Company's fiscal year are not material.
The unaudited pro forma combined condensed financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the Acquisition and integration costs that may be incurred. The pro forma adjustments represent Redwire’s best estimates and are based upon currently available information and certain assumptions that Redwire believes are reasonable under the circumstances. There were no material transactions between Redwire and Space NV during the periods presented. Accordingly, adjustments to eliminate transactions between Redwire and Space NV have not been reflected in the unaudited pro forma combined condensed financial information presented herein.
For purposes of preparing the unaudited pro forma combined condensed financial information, the historical financial information of Space NV and related U.S. GAAP and pro forma adjustments were translated from Euro to USD using the following historical exchange rates as posted by exchangerates.org.uk.

Period of Exchange Rate	€/$
Statement of Operations for the year ended December 31, 2022 average exchange rate for that period	1.056

Note 2. Reclassification and U.S. GAAP Adjustments
During the preparation of the unaudited pro forma combined condensed financial information, management performed an analysis of Space NV’s financial information to identify differences in accounting policies compared to those of Redwire, and differences in financial statement presentation compared to the presentation of Redwire. At the time of preparing the unaudited pro forma combined condensed financial information, other than the adjustments described herein, the Company is not aware of any other material differences.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

Unaudited Condensed Consolidated Statement of Operations Adjustments
For the Ten Months Ended October 31, 2022
(in thousands)

Redwire Presentation	Historical QinetiQ Space NV Presentation	Historical QinetiQ Space NV EURO	Historical QinetiQ Space NV USD	Reclassification Adjustments	Notes	U.S. GAAP Adjustments	Notes	QinetiQ Space NV Adjusted (Historical) USD
Revenues	Turnover	€43,254	$45,689			$1,651	2(a,c)	$47,340
	Produced fixed assets	1,094	1,155	(1,155)	1(a)	—		—
	Other operating income	1,049	1,108	(1,108)	1(b)	—		—
Cost of sales				38,068	1(a,b,c,d,e,f,i)	1,392	2(a)	39,460
Gross margin		45,397	47,952	(40,331)		259		7,880
Operating expenses
Selling, general and administrative expenses				3,386	1(b,c,d,e,f,h,i,j)	180	2(a)	3,566
	Goods for resale, raw materials and consumables - Purchases	28,733	30,350	(30,350)	1(c)	—		—
	Services and other goods	3,061	3,234	(3,234)	1(d)	—		—
	Remuneration, social security and pensions	8,943	9,447	(9,447)	1(e)	—		—
	Amortisations of and other amounts written down on formation expenses, intangible and tangible fixed assets	557	588	(588)	1(f)	—		—
	Provisions for liabilities and charges: appropriations (uses and write-backs)	67	70	(70)	1(g)	—		—
	Other operating charges	31	33	(33)	1(h)	—		—
Research and development			—	—		1,626	2(b)	1,626
Total operating expenses		41,392	43,722	(40,336)		1,806		5,192
Operating income (loss)		4,005	4,230	5		(1,547)		2,688
	Debt charges	46	49	(49)	1(i)	—		—
	Other financial charges	90	95	(95)	1(j)	—		—
	Income from current assets	(2)	(2)	2	1(k)	—		—
	Other financial income	(42)	(44)	44	1(k)	—		—
	Income from financial fixed assets	(609)	(643)	643	1(l)
Other (income) expense, net				(540)	1(b,g,j,k,l)	448	2(a,d)	(92)
Income (loss) before income taxes		4,522	4,775	—		(1,995)		2,780
Income tax expense (benefit)				952	1(m)	(406)	2(a,e)	546
	Taxes	902	954	(954)	1(m)	—		—
	Adjustment of income taxes and write-back of tax provisions	(2)	(2)	2	1(m)	—		—
Net income (loss)		3,622	3,823	—		(1,589)		2,234
Net income (loss) attributable to noncontrolling interests		—	—	—		23	2(a)	23
Net income (loss) attributable to Redwire Corporation		€3,622	$3,823	$—		$(1,612)		$2,211

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1(a) Represents the reclassification from "Produced fixed assets" as reported by Space NV to "Cost of sales" as reported by Redwire.
1(b) Represents the reclassification from "Other operating income" as reported by Space NV to the following line items as reported by Redwire (in thousands):

Redwire Presentation	Reclassification Adjustments
Cost of sales	$(1,100)
Selling, general and administrative expenses	(6)
Other (income) expense, net	(2)
$(1,108)
1(c) Represents the reclassification from "Goods for resale, raw materials and consumables - Purchases" as reported by Space NV to the following line items as reported by Redwire (in thousands):

Redwire Presentation	Reclassification Adjustments
Cost of sales	$29,734
Selling, general and administrative expenses	616
$30,350
1(d) Represents the reclassification from "Services and other goods" as reported by Space NV to the following line items as reported by Redwire (in thousands):

Redwire Presentation	Reclassification Adjustments
Cost of sales	$729
Selling, general and administrative expenses	2,505
$3,234
1(e) Represents the reclassification from "Remuneration, social security and pensions" as reported by Space NV to the following line items as reported by Redwire (in thousands):

Redwire Presentation	Reclassification Adjustments
Cost of sales	$9,764
Selling, general and administrative expenses	(317)
$9,447
1(f) Represents the reclassification from "Amortisations of and other amounts written down on formation expenses, intangible and tangible fixed assets" as reported by Space NV to the following line items as reported by Redwire (in thousands):

Redwire Presentation	Reclassification Adjustments
Cost of sales	$48
Selling, general and administrative expenses	540
$588
1(g) Represents the reclassification from "Provisions for liabilities and charges: appropriations (uses and write-backs)" as reported by Space NV to "Other (income) expense, net" as reported by Redwire.
1(h) Represents the reclassification from "Other operating charges" as reported by Space NV to "Selling, general and administrative expenses" as reported by Redwire.
1(i) Represents the reclassification from "Debt charges" as reported by Space NV to the following line items as reported by Redwire (in thousands):

Redwire Presentation	Reclassification Adjustments
Cost of sales	$48
Selling, general and administrative expenses	1
$49
1(j) Represents the reclassification from "Other financial charges" as reported by Space NV to the following line items as reported by Redwire (in thousands):

Redwire Presentation	Reclassification Adjustments
Selling, general and administrative expenses	$14
Other (income) expense, net	81
$95

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
1(k) Represents the reclassification from "Income from current assets" and "Other financial income" as reported by Space NV to "Other (income) expense, net" as reported by Redwire.
1(l) Represents the reclassification from "Income from financial fixed assets" as reported by Space NV to "Other (income) expense, net" as reported by Redwire.
1(m) Represents the reclassification from "Taxes" and "Adjustment of income taxes and write-back of tax provisions" as reported by Space NV to "Income tax expense (benefit)" as reported by Redwire.

2(a) Represents the U.S. GAAP adjustment to give effect to the consolidation of Redu Operations Services SA/NV ("ROS") into the historical financial statements of Space NV. Space NV held 52% of the equity interest in ROS as of December 31, 2022. The following table presents the related impact to the statement of operations for the ten months ended October 31, 2022 (in thousands):

Redwire Presentation	U.S. GAAP Adjustments
Revenues	$1,600
Cost of sales	1,392
Gross margin	208
Operating expenses
Selling, general and administrative expenses	180
Research and development	—
Total operating expenses	180
Operating income (loss)	28
Interest expense, net	—
Other (income) expense, net	(35)
Income (loss) before income taxes	63
Income tax expense (benefit)	14
Net income (loss)	49
Net income (loss) attributable to noncontrolling interests	23
Net income (loss) attributable to Redwire Corporation	$26
2(b) Represents the U.S. GAAP adjustment to reverse amounts capitalized under intangible assets with a corresponding adjustment to research and development expense. Capitalized research and development relates to cost incurred in accumulation of necessary know-how for developing future equipment. This cost incurred is not related to development of any tangible assets or software. The income statement impact resulted in an increase in "Research and development" expense of $1.6 million for the ten months ended October 31, 2022.
2(c) Represents the U.S. GAAP adjustment to determine revenue recognition using the percentage of completion ("POC") method, including sub-contractor costs. Historical Space NV revenues were calculated whereby the POC excluded sub-contractor costs, which were recorded on an incurred cost basis in revenues and cost of goods sold. An adjustment was made to revenues by recalculating the POC using total project costs incurred to date (October 28, 2022) as a percentage of the total estimated costs to complete (i.e., including sub-contractor costs). The income statement impact resulted in an increase in "Revenues" of $0.05 million for the ten months ended October 31, 2022.
2(d) Represents the U.S. GAAP adjustment to record Space NV’s investment in Redu Space Service SA/NV ("RSS") as an equity method investment, whereas the investment in RSS was recorded at cost under Belgian GAAP. The income statement impact resulted in a reduction in "Other (income) expense, net" of $0.48 million for the ten months ended October 31, 2022. This amount corresponds to the reversal of cash dividends previously recorded on Historical Space NV's statement of operations as Income from financial fixed assets, partially offset by the recognition of Space NV's share of net income from the investment in RSS.
2(e) Represents the U.S. GAAP adjustment to record the tax impact of fair value adjustments associated with accounting for the Acquisition under ASC 805, assuming the Belgian statutory rate of 25%. The income statement impact resulted in a reduction of Historical Space NV income tax expense of $0.42 million for the ten months ended October 31, 2022.

Note 3. Transaction Accounting Adjustments
The Acquisition was accounted for using the acquisition method of accounting in accordance with ASC 805, which requires, among other things, that the assets acquired and liabilities assumed be recognized at their acquisition date fair values, with any excess of the consideration transferred over the estimated fair values of the identifiable assets acquired and liabilities assumed recorded as goodwill.
The accounting and purchase consideration allocation for the Acquisition is based on current preliminary fair value estimates. The Company will finalize the accounting for the Acquisition as soon as practicable within the measurement period in accordance with ASC 805, but in no event later than one year from the Acquisition, as additional information becomes available and as additional

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
analyses and final allocations are completed. The final accounting for the Acquisition may differ materially from that presented in the unaudited pro forma combined condensed financial information.
The potential changes in purchase consideration allocation may include changes in (1) the fair values of property, plant and equipment and related useful lives; (2) the fair value of favorable lease arrangements, impacting the total operating lease right-of-use assets; (3) the fair values of equity method investments; (4) the determination of certain other assets and liability balances; (5) the valuation of pension liabilities; (6) the determination of deferred tax liabilities; (7) the fair values of intangible assets, such as trade names, customer relationships and developed technology; and (8) the final allocation to goodwill. Any increase or decrease in fair values of the net assets as compared with the proforma financial information may change the amount of the total purchase consideration allocated to goodwill and other assets and liabilities and may impact the combined company statements of operations.

A. Reflects the preliminary estimated fair value step up adjustment to the property, plant and equipment, investment in RSS, and identifiable intangible assets acquired pursuant to the Acquisition. Incremental depreciation expense on property, plant and equipment is calculated using the straight-line method over its estimated useful life. The acquired intangible assets will be amortized over the period the economic benefits of the intangible assets are expected to be consumed.
B. Reflects the estimated deferred taxes related to the purchase price allocation and income tax impact from the pro forma adjustments.

Note 4. Net Income (Loss) Per Share
As result of the Financing, shares of the Company's Convertible Preferred Stock are entitled to dividends. Dividends on the Convertible Preferred Stock can be paid in either cash or in kind in the form of additional shares of Convertible Preferred Stock (such payment in kind, “PIK”), at the option of the Company, subject to certain exceptions. If paid in cash, such dividends will be paid at a rate of 13% per annum, subject to certain adjustments and exceptions or, if the Company issues PIK dividends, at a rate of 15% per annum, subject to certain adjustments and exceptions.
The following table sets forth the computation of pro forma basic and diluted earnings per share for the year ended December 31, 2022. Amounts are stated in thousands of U.S. Dollars, except for share and per share amounts.

Year Ended
December 31, 2022
Numerator:
Pro forma combined net income (loss) attributable to Redwire Corporation	$(129,574)
Less: dividend on Convertible Preferred Stock	12,893
Pro forma combined net income (loss) available to common shareholders	$(142,467)

Denominator:
Historical weighted average common shares outstanding - basic and diluted	63,324,416

Net income (loss) per share:
Pro forma combined net income (loss) per share - basic and diluted	$(2.25)

Basic and diluted pro forma combined net income (loss) per common share are calculated by dividing pro forma combined net income (loss) available to common shareholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Pro forma combined net income (loss) available to common shareholders (the numerator) is calculated by deducting both dividends declared and accumulated, regardless of the form of payment, during the period from pro forma combined net income (loss) attributable to Redwire Corporation as presented on the pro forma combined condensed statement of operations.
Because the Company had a net loss for the year ended December 31, 2022, the Company did not have any dilutive securities and/or other contracts that could, potentially, be exercised or converted into shares of the Company’s common stock and then share in the earnings of the Company. As a result, diluted pro forma combined net income (loss) per share is the same as basic pro forma combined net income (loss) per share for the period presented. For the year ended December 31, 2022, potentially diluted shares consisted of Convertible Preferred Stock, warrants, stock options, and restricted stock units that were not included in the computation of diluted earnings per share because to do so would have been antidilutive for the period.